UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2008

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA (Address of Principal Executive Offices)	95131 (Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Resignation of Gertjan Kaat

Gertjan Kaat announced his resignation from the Board of Directors of DSP Group, Inc. (the “Company”) effective July 24, 2008. Mr. Kaat was replaced by Mark Hamersma on the same date as further discussed below.

Nomination of Mark Hamersma to the Board

As disclosed in the Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2007 and November 6, 2007, in connection with the acquisition of the Cordless and VoIP Terminals Business (the “CIPT Business”) of NXP B.V. (“NXP”) and pursuant to the Stockholders Agreement (the “Stockholders Agreement”), effective September 4, 2007, entered into by and between the Company and NXP, the Company agreed to nominate Gertjan Kaat to the Company’s board of directors as a Class III director to serve until the Company’s annual meeting of stockholders in 2009. The appointment became effective on October 31, 2007. Further pursuant to the Stockholders Agreement, the Company and NXP agreed to replace Mr. Kaat with Mr. Hamersma. Mr. Hamersma’s appointment to the Company’s board of director was effective upon the effectiveness of Mr. Kaat’s resignation from the board. Pursuant to his appointment, Mr. Hamersma will be a Class III director to serve until the Company’s annual meeting of stockholders in 2009. A copy of the Stockholders Agreement was attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 7, 2007.

Mr. Hamersma, age 40, has served as Senior Vice President of Strategy & Strategic Marketing of NXP since January 2007. From July 2004 to January 2007, Mr. Hamersma held various positions at NXP, including Vice President, Senior Strategist, Vice President of Strategy and Senior Vice President of Strategy. From September 1993 to June 2004, Mr. Hamersma was with McKinsey & Company and was made associate partner in January 2000 and partner in July 2001. Mr. Hamersma has a Master of Business Administration from INSEAD in Fontainebleau, France, and a Masters of Science in Physics from Leiden, The Netherlands.

Other than the Company’s agreements with NXP discussed below and Mr. Hamersma’s position as an executive officer of NXP, there are no related party transactions exceeding $120,000 between Mr. Hamersma and the Company in which Mr. Hamersma has a direct or indirect material interest.

As disclosed in the Current Report on Form 8-K filed with the SEC on September 7, 2007, pursuant to the acquisition of the CIPT Business, the Company, together with its Israeli subsidiary, entered into a number of ancillary agreements with NXP, including (1) a Manufacturing Services Collaboration Agreement; (2) a Intellectual Property Transfer and License Agreement; (3) Intellectual Property Library Services and R&D Agreement, and (4) an

Umbrella Transitional Services Agreement. Copies of the aforementioned agreements in their redacted forms were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. As a result of the Company’s business arrangements with NXP, as of December 31, 2007, other accounts receivable and prepaid expenses with NXP and its affiliates were $468,000, trade payables with NXP and its affiliates were $10,247,000 and accrued expenses and other accounts payable were $1,567,000. As of December 31, 2007, the Company had purchase obligations in the amount of $5,735,000 payable to NXP for purchase of finished goods.

Other than the Stockholders Agreement discussed above, there are no material plans, contracts or arrangements between Mr. Hamersma and the Company to which Mr. Hamersma is a party or in which he participates that is entered into or material amendment in connection with his appointment as director or any grant or award to him or modification thereto, under any such plan, contract or arrangement in connection with Mr. Hamersma’s appointment.

There have been no material legal proceedings against Mr. Hamersma over the past five years and there are no family relationships between Mr. Hamersma and any director or executive officer of the Company.

In connection with Mr. Hamersma’s board appointment and pursuant to the Company’s 1993 Director Stock Option Plan, Mr. Hamersma was granted a stock option to purchase 30,000 shares of the Company’s common stock at an exercise price of $7.12 per share, the closing price of the Company’s common stock on July 24, 2008. The options will vest in three equal installments beginning on July 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: July 30, 2008	By:	/s/ Dror Levy
Dror Levy
Chief Financial Officer
and Secretary

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